EXHIBIT 4.17
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                            DATED 30TH NOVEMBER, 2004



                ASIA SATELLITE TELECOMMUNICATIONS COMPANY LIMITED


                                       AND


                             MACAU CABLE TV, LIMITED


                                       AND


                     PACIFIC SATELLITE INTERNATIONAL LIMITED


                                       AND


                           SKYWAVE TV COMPANY LIMITED



                  ___________________________________________

                             SUBSCRIPTION AGREEMENT
                              RELATING TO SHARES IN
                                 THE CAPITAL OF
                           SKYWAVE TV COMPANY LIMITED

                  ___________________________________________




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                                TABLE OF CONTENTS


1.       DEFINITIONS AND INTERPRETATION.......................................2

2.       ALLOTMENT, ISSUE AND SUBSCRIPTION OF SUBSCRIPTION SHARES.............4

3.       SUBSCRIPTION FUNDS...................................................4

4.       COMPLETION...........................................................5

5.       WARRANTIES...........................................................6

6.       RESTRICTION ON ANNOUNCEMENTS.........................................6

7.       COSTS................................................................7

8.       GENERAL..............................................................7

9.       NOTICES..............................................................8

10.      GOVERNING LAW AND STATEMENT OF DISPUTE...............................9

11.      FIRST SCHEDULE - SHAREHOLDERS' AGREEMENT



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THIS SUBSCRIPTION AGREEMENT is made on the 30th day of November, 2004

BETWEEN :

MACAU CABLE TV, LIMITED, a company with its principal office at Alamedd Dr, Carlos D assumpcao N411-417, Edificio Dynasty Plaza, 21 Andar, Macau, Telephone No. (853) 781812, Facsimile No. (853) 781821 (the "MCTV");

PACIFIC SATELLITE INTERNATIONAL LIMITED, a company incorporated in the Hong Kong SAR ("HONG KONG") with its registered office at Room 1101, China Merchants Tower, Shun Tak Centre, 168 Connaught Road Central, Hong Kong ("PSIL");

SKYWAVE TV COMPANY LIMITED (previously known as "Auspicious City Limited"), a company with its registered office at 23rd Floor, East Exchange Tower, 38 Leighton Road, Causeway Bay, Hong Kong, Telephone No. (852) 2500 0888, Facsimile No. (852) 2576 4111 (the "Company"); and

ASIA SATELLITE TELECOMMUNICATIONS COMPANY LIMITED, a company with its registered office at 23rd Floor, East Exchange Tower, 38 Leighton Road, Causeway Bay, Hong Kong, Telephone No. (852) 2500 0888, Facsimile No. (852) 2576 4111 ("AsiaSat").

AsiaSat, MCTV and PSIL shall hereafter together be referred to as the "Subscribers".


WHEREAS:

A. At the date of this Agreement, the authorised share capital of the Company is HK$50,000,000 (Fifty Million Hong Kong dollars) divided into 5,000,000 (Five Million) shares of which the following shares have been allotted fully paid and issued to, and are registered in the names of and beneficially owned by, the following persons:-

         Asia Satellite Telecommunications Company Limited         99 (Ninety Nine) shares
         (AsiaSat)

         Peter Jackson on behalf of AsiaSat                         1 (One) share


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B.       The Company has agreed to issue and the Subscribers have agreed to subscribe for 2,999,900 (Two Million Nine Hundred and Ninety-Nine Thousand and Nine Hundred) shares upon and subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, where the context so admits, the following words and expressions shall have the following meanings:

         "BANKING DAY" means a day (excluding Saturday) on which licensed banks in Hong Kong are generally open for business;

         "BOARD" means the board of directors of the Company;

         "COMPANIES ORDINANCE" means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

         "COMPLETION" means completion of the transactions contemplated herein pursuant to Clause 4;

         "HK$ or HONG KONG DOLLARS" means the lawful currency of Hong Kong;

         "HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China;

         "INTELLECTUAL PROPERTY RIGHTS" means

         (a) patents, trade marks, service marks, registered designs, applications and rights to apply for any of those rights, trade, business and company names, internet domain names and e-mail addresses, unregistered trade marks and service marks, copyrights, database rights, know-how, rights in designs and inventions;

         (b) rights under licences, consents, orders, statutes or otherwise in relation to a right in paragraph (a);


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         (c)      rights of the same or similar effect or nature as or to those in paragraphs (a) and (b) which now or in the future may subsist; and

         (d) the right to sue for past infringements of any of the foregoing rights;

         "PARTIES" means the named parties to this Agreement and their respective successors and assigns and a "Party" means any of them;

         "SECURITY INTEREST" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect;

         "SHAREHOLDERS' AGREEMENT" means the shareholders' agreement in the form set out in the First Schedule;

         "SUBSCRIPTION FUNDS" means [
                                            ] being the total consideration
         for the allotment and issue of the Subscription Shares;

         "SUBSCRIPTION SHARES" means 2,999,900 (Two Million and Nine Hundred Ninety-Nine Thousand and Nine Hundred) shares to be allotted and issued pursuant to Clause 2; and

         "TAX" means all forms of taxation, estate duties, deductions, with holdings, duties, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in Hong Kong or elsewhere and any interest, additional taxation, penalty, surcharge or fine in connection therewith.

1.2 Save where the context otherwise requires, words and phrases the definitions of which are contained or referred to in the Companies Ordinance shall be construed as having the meanings thereby attributed to them.

1.3 References in this Agreement to Clauses and Schedules are to clauses in and schedules to this Agreement (unless the context otherwise requires). The recitals and the schedules to this Agreement shall be deemed to form part of this Agreement.


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1.4      Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5      The expression "THE SUBSCRIBERS" include their successors and assigns.

1.6 References to "PERSON" shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

1.7 References to writing shall include any methods of producing or reproducing words in a legible and non-transitory form.

1.8 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.


2.       ALLOTMENT, ISSUE AND SUBSCRIPTION OF SUBSCRIPTION SHARES

2.1 Subject to the terms and conditions of this Agreement, the Subscribers agree to subscribe for, and the Company agrees to issue and allot to the Subscribers or their nominees free from any Security Interest, the Subscription Shares on Completion as follows :

         (a)      AsiaSat as to 2,399,900 of the Subscription Shares at a
                  subscription price of HK$10 each, making up [        ] of
                  the Subscription Funds.

         (b)      MCTV as to 300,000 of the Subscription Shares, at a
                  subscription price of HK$10 each, making up [        ] of
                  the Subscription Funds.

         (c)      PSIL as to 300,000 of the Subscription Shares, at a
                  subscription price of HK$10 each, making up [        ] of
                  the Subscription Funds.

         The Subscription Shares will be issued as fully paid, free from any Security Interest, and will rank pari passu in all respects with the existing shares of the Company.


3.       SUBSCRIPTION FUNDS

3.1 The Subscription Funds due to the Company shall be payable by AsiaSat in cash, both MCTV and PSIL in the form of contribution in-kind as set out in the Shareholders' Agreement, which the Subscribers hereby undertake to enter into.


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4.       COMPLETION

4.1 Completion shall take place and at such place as the Parties may agree when all (but not some only) of the events described in this Clause 4 shall occur.

4.2      At Completion, the Company shall:

         (a) allot and issue all the Subscription Shares credited as fully paid to the Subscribers or its nominee(s); and

         (b)      deliver to the Subscribers:

                  (i) a certified true copy of the resolutions of the Board approving and authorising the execution and completion of this Agreement and acknowledging the Shareholders' Agreement, and the issue of the Subscription Shares credited as fully paid to the Subscribers;

                  (ii) a duly issued share certificate for each Subscriber in respect of their respective number of Subscription Shares; and

                  (iii) the Shareholders' Agreement duly executed by all the parties thereto; and

         (c) procure the appointment of such person as the Subscribers may have nominated by notice in writing given to the Company prior to Completion as a director of the Company; and

         (d) enter the name of the Subscribers in the register of members of the Company as the holders of their respective number of Subscription Shares.

4.3      At Completion, each Subscriber shall deliver to the Company :

         (a) a counterpart Shareholders' Agreement duly executed by the Subscriber; and

         (b) a certified true copy of the resolutions of the board of directors of the Subscriber approving and authorising the execution and completion of this Agreement and the execution of the Shareholders' Agreement.


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4.4      Without prejudice to any other remedies available to either party, if in any respect the provisions of this Clause 4 are not complied with by the Company or any one of the Subscribers, as the case may be, at Completion, any one of the Subscribers or the Company (as the case may be) may:

         (a) defer Completion to a date not later than 31st December 2004 (and so that the provisions of this Clause 4.4 shall apply to Completion as so deferred); or

         (b) proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

         (c) rescind this Agreement (without prejudice to its accrued rights under this Agreement).


5.       WARRANTIES

5.1 The Company represents and warrants to the Subscribers that the information contained in this Clause 5 are and will at Completion and will at all times between the date of this Agreement and Completion be true, complete and accurate in all material respects and that the Subscription Shares will be allotted and issued pursuant to this Agreement free from all claims, charges, liens, encumbrances and equities and will rank pari passu in all respects with the existing shares of the Company.

5.2 The Subscribers represent and warrant to the Company that they have power to enter into this Agreement and this Agreement has been duly authorised and executed by, and constitutes legally binding obligations of the Subscribers.


6.       RESTRICTION ON ANNOUNCEMENTS

         Each of the Parties undertakes that it will not, save as required by law or by any securities exchange or any supervisory or regulatory body to whose rules any of the Parties may be subject, make or permit or authorise the making of any press release or other public statement or disclosure concerning this Agreement or the transactions contemplated hereby unless the other Parties shall have given its consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).


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7.       COSTS

         Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the subscription hereby agreed to be made.


8.       GENERAL

8.1 This Agreement shall be binding upon and enure for the benefit of the successors of the Parties. No Party hereto shall be entitled to assign any of its rights or purport to transfer any of its obligations hereunder without the prior written consent of all the other Parties.

8.2 This Agreement (together with any documents referred to herein) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter thereof; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the Parties.

8.3 All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

8.4 If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

8.5 Any right of rescission or other rights or remedies conferred upon any Party in this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it at law (and, without prejudice to the generality of the foregoing, shall not extinguish any right to damages to which the Party may be entitled in respect of the breach of this Agreement) and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Party of any such other right or remedy.

8.6 No failure of any Party to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.


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8.7      Upon and after Completion, the Company and the Subscribers shall at their own cost do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give effect to the terms of this Agreement.

8.8 This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

8.9 The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors. The rights and obligations, or any part thereof, of a Party to this Agreement may only be assigned with the express written consent of the other Parties.


9.       NOTICES

9.1 Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by 10 days' prior written notice specified to the other Party). Any notice, demand or other communication given or made by letter between countries shall be delivered by airmail. Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered
         (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party; (b) if sent by post within the same country, on the third day following posting, and if sent by post to another country, on the seventh day following posting; (c) if given by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

                  IF TO MCTV :
                  Macau Cable TV, Limited
                  Alameda Dr. Carlos D Assumpcao,
                  N(degree)411-417,
                  Edificio Dynasty Plaza, 21(degree) Andar, Macau
                  Attention:   The Executive Managing Director
                  Facsimile:   (853) 781821


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                  IF TO PSIL :
                  Pacific Satellite International Limited
                  Room 1101, China Merchants Tower,
                  Shun Tak Centre
                  168 Connaught Road Central,
                  Hong Kong
                  Attention:       The Director
                  Facsimile No.:   (852) 2558 0406

                  IF TO ASIASAT :
                  Asia Satellite Telecommunications Company Limited 23/F, East Exchange Tower,
                  38 Leighton Road, Causeway Bay,
                  Hong Kong
                  Attention:       The Chief Executive Officer
                  Facsimile No.:   (852) 2577 0044

                  IF TO THE COMPANY :
                  Skywave TV Company Limited
                  23/F, East Exchange Tower,
                  38 Leighton Road, Causeway Bay,
                  Hong Kong
                  Attention:       The Company Secretary
                  Facsimile No.:   (852) 2500 0865


10.      GOVERNING LAW AND STATEMENT OF DISPUTE

10.1 The execution, validity, interpretation and performance of and resolution of disputes under this Agreement shall be governed by and construed in accordance with the officially published and publicly available laws of the Hong Kong Special Administrative Region of the PRC.


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10.2     Any dispute, controversy or claim arising out of, or relating to, this
         Agreement, or the performance, interpretation, breach, termination or validity hereof, shall be resolved through friendly consultation. Such consultation shall begin immediately after one Party has delivered to the other Parties a written request for such consultation stating specifically the nature of the dispute, controversy or claim. If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be referred to, and finally resolved by, arbitration upon the request of any Party with notice to the other Parties.

10.3 The arbitration shall be conducted in Hong Kong in accordance with the rules of the Hong Kong International Arbitration Centre save as modified in this Agreement. There shall be five arbitrators. Each Party shall select one arbitrator and the Chairman of the Arbitration Centre shall select the fifth arbitrator. All selections shall be made within 30 days after the selecting Party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. If any arbitrator to be appointed by the Parties has not been appointed and consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Arbitration Center.

10.4     The arbitration proceedings shall be conducted in English.

10.5 The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Clause 10.1. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

10.6 The costs and expenses of the arbitration, including without limitation the fees of the arbitration, including without limitation, the fees of translators, costs of the venue and facilities, transcript providers or live note transcribers, the fees of the arbitration tribunal, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursements and other charges of its counsel.

10.7 Any award made by the arbitration tribunal shall be final and binding on each of the Parties that were parties to the dispute. The Parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the arbitration tribunal so that there shall be no appeal to any court of


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         law for the award of the arbitration tribunal, and a Party shall not challenge or resist the enforcement action taken by any other Party in favour of which an award of the arbitration tribunal was given.

10.8 Each Party irrevocably consents to the service of process, notices or other paper in connection with or in any way arising from the arbitration or the enforcement of any arbitral award, by use of any of the methods and to the addresses set forth for the giving of notices in Clause 9. Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable law.

10.9 In order to preserve its rights and remedies, any Party shall be entitled to seek preservation of property in accordance with law from any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the arbitration tribunal.

10.10 During the period when a dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their implementation of this Agreement.




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AS WITNESS the hands of the Parties or their duly authorised representatives the day and year first above written.


MACAU CABLE TV, LIMITED



/s/ Antonio A.Silva Aguiar
----------------------------------
Authorized Representative:
Name:   Mr. Antonio A.Silva Aguiar
Title:  Executive Managing Director
Date:   30th November, 2004




MACAU CABLE TV, LIMITED



/s/ Filipe Santos
----------------------------------
Authorized Representative:
Name:   Mr. Filipe Santos
Title:  Director
Date:   30th November, 2004




PACIFIC SATELLITE INTERNATIONAL LIMITED



/s/ Joseph Yeung
----------------------------------
Authorized Representative:
Name:   Mr. Joseph Yeung
Title:  Director
Date:   30th November, 2004




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SKYWAVE TV COMPANY LIMITED



/s/ William Wade
----------------------------------
Authorized Representative:
Name:   Mr. William Wade
Title:  Director
Date:   30th November, 2004





ASIA SATELLITE TELECOMMUNICATIONS COMPANY LIMITED



/s/ Peter Jackson
----------------------------------
Authorized Representative:
Name:   Mr. Peter Jackson
Title:  Chief Executive Officer
Date:   30th November, 2004





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                                 FIRST SCHEDULE


                             SHAREHOLDERS' AGREEMENT







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